First Defined Portfolio Fund LLC
Code of Ethics

         I.       STATEMENT OF GENERAL PRINCIPLES

         This Code of Ethics is being adopted by First Defined Portfolio Fund LLC (the "Company"), in recognition of the fact that the Company owes a duty at all times to place the interests of its investors first. In recognition of such duty it is the Company's policy that the personal securities transactions and other activities of Company personnel be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility that could occur through such activities as "insider trading" or "frontrunning" investment company securities trades. It is also the Company's policy that Company personnel should not take inappropriate advantage of their position with respect to the Company and that such personnel should avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of investors in the Company.

         II.      DEFINITIONS

          For Purposes of this Code of Ethics:

         A. "Company" shall mean First Defined Portfolio Fund LLC.

         B. "Investor" shall mean any investor in the Company, whether directly or indirectly through a separate account of an insurance company.

         C. "Access Person" shall mean any trustee, officer or employee of the Company who makes, participates in or obtains information regarding the purchase or sale of securities for the Company's portfolio or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation regarding the purchase or sale of securities for the Company.

         D. "Investment Person" shall mean any officer or employee of the Company who makes, participates in or executes decisions regarding the purchase or sale of securities for the Company's portfolios.

         III. PROHIBITED PRACTICES

         In furtherance of the policies set forth in paragraph I above, the following practices shall be prohibited:

         A. No Investment Person shall purchase any security during the initial public offering of such security.

         B. No Investment Person shall purchase any security in a private placement transaction unless the purchase has been approved in writing and in advance by the Compliance Coordinator. In considering whether to approve any such transaction, the Compliance Coordinator shall take into account, among other factors, whether the investment opportunity should be reserved for the Company and its Investors and whether the opportunity is being offered to an individual by virtue of his position. Any Investment Person who has been authorized to acquire securities in a private placement shall disclose that investment to the Compliance Coordinator before he takes part in a subsequent consideration of the Company's investment in that issuer, and the decision to include securities of such issuer in the Company shall be subject to independent review by Counsel to the Company.

         C. No Access Person shall purchase or sell a security within seven days before or after that security is bought or sold by the Company if such Access Person knows or should know that such security is being bought or sold by the Company.

         D. No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 days.

         E. No Investment Person shall serve on the Board of Directors of a publicly traded company absent prior authorization of the Compliance Coordinator upon a determination that board service would be consistent with the interests of the Company and its investors and the establishment of appropriate "Chinese wall" procedures by the Compliance Coordinator.

F. Any provision of this Code of Ethics prohibiting any transaction by an Access Person or Investment Person shall prohibit any transaction in which such person has, obtains or disposes of any beneficial ownership interest.

G. No Access Person or Investment Person who has had two violations of this Code of Ethics during the prior 12 month period shall purchase or sell any security unless such purchase or sale has been approved in advance by the Compliance Coordinator.



         IV.  COMPLIANCE PROCEDURES

         In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons and Investment Persons shall be required to comply with the following procedures:

A. The securities trading personnel of the Company shall provide the Compliance Coordinator with a daily summary of buy and sell orders entered by, on behalf of, or with respect to the Company.

B. Each Access Person shall direct any firms at which he maintains brokerage accounts to provide on a timely basis duplicate copies of confirmations of all personal securities transactions and periodic statements for all securities accounts to the Compliance Coordinator. The Compliance Coordinator shall date stamp all duplicate copies of personal securities transactions and account statements upon receipt.

C. Each Access Person shall disclose all personal securities holdings to the Compliance Coordinator both upon commencement of employment with the Company and within 15 days of the end of each calendar year by submitting the form attached to this Code of Ethics as Exhibit A.

D. Within 15 days following the end of each calendar year, each Access Person shall certify to the Company that he has read and understands this Code of Ethics and recognizes that he is subject to it and that he has complied with the requirements of this Code of Ethics by submitting the form attached hereto as Exhibit B.

E. Within 10 days following the end of each calendar quarter, each Access Person shall report to the Compliance Coordinator all personal securities transactions effected during such quarter by submitting the form attached hereto as Exhibit C.

F. Any provision of this Code of Ethics requiring an Access Person or Investment Person to report securities transactions or securities positions to the Company shall require the reporting of any transaction or position in which such person has, acquires or disposes of any beneficial ownership interest.

G. The requirements of Section IV(B), IV(C) and IV(E) shall be deemed to be complied with by any Access Person who complies with substantially similar requirements contained in the First Trust Portfolios L.P. Unit Investment Trust Code of Ethics or First Trust Advisors L.P. Investment Company Code of Ethics.

H. The requirements of Section IV(B), IV(C) and IV(E) shall not apply to any member of the Board of Trustees of the Company unless such member knows or, in the ordinary course of fulfilling his official duties as a Trustee of the Company, should have known that during the seven day period immediately preceding or after the date of any transaction in a security by the member such security was purchased or sold by the Company or such purchase or sale was considered by the Company or its investment adviser.


         V.       EXEMPTIONS

         The following transactions shall be exempted from the provisions of
         Article III and, in the case of paragraph A, C, and D, Article IV of this Code of Ethics:


A. The purchase or sale of U.S. government securities, money market instruments, mutual funds or unit investment trusts.

         B. The purchase or sale of shares of issuers whose shares are traded on a national or foreign securities exchange and which have a market capitalization of at least $1 billion.

         C. Purchases which are part of an automatic dividend reinvestment plan or which involve no investment decision by the purchaser.

D. Purchases and sales which are effected to establish or maintain a model investment portfolio on behalf of First Trust Advisors L.P., subject to prior notice to the Fund's Board of Trustees.

         VI.      SANCTIONS

         Upon discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions or the general principles provided, the Company may impose such sanctions as it deems appropriate, including, inter alia, a fine, letter of censure or suspension or termination of the employment of the violator.

         Amended as of November 27, 2002

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         EXHIBIT A

                                         FIRST DEFINED PORTFOLIO FUND LLC
                                             ACCESS/INVESTMENT PERSON
                                            SECURITIES HOLDINGS REPORT


         Name of Access/Investment Person: ___________________________________

         Date: ______________________________________________________

                I hereby certify that as of _________________, I had a beneficial ownership interest in no securities other than those set forth below.


Issuer               # of shares/principal amount                Market Value



















                                                                     OR

                  I hereby certify that as of __________________, I had a beneficial ownership interest in no securities other than those set forth on the attached brokerage account statements.
                                                                     OR

                  I hereby certify that as of __________________, I had a beneficial interest in no securities.


         --------------------------------------
         Signature

         EXHIBIT B

                        FIRST DEFINED PORTFOLIO FUND LLC
                            ACCESS/INVESTMENT PERSON
                          CODE OF ETHICS CERTIFICATION

         I, ___________________________, hereby certify that I have read, and understand the FIRST DEFINED PORTFOLIO FUND LLC Code of Ethics. Furthermore, I certify that I have complied with its provisions during the preceding year.








         -----------------------------------                 ------------------
         Signature                                            Date

         EXHIBIT C


                        FIRST DEFINED PORTFOLIO FUND LLC
                            ACCESS/INVESTMENT PERSON
                          QUARTERLY TRANSACTION REPORT


     Name of Access/Investment Person:________________________________________

     Date:  _____________________

           I hereby certify that during the calendar quarter ended _____________, I had a beneficial ownership interest in the following securities transactions:
                                                # of shares/
Type of Transaction   Type of Security Issuer   principal amount    $ amount






                                        OR

          I hereby certify that during the calendar quarter ended __________, I had a beneficial ownership interest in no securities transactions other that those set forth on the attached brokerage account confirmations.
                                        OR

         I hereby certify that during the calendar quarter ended ___________, I had a beneficial ownership interest in no securities transactions.



     -----------------------------------------
         Signature






                        CODE OF ETHICS DISTRIBUTION LIST
                                 ACCESS PERSONS



                                  Niel Nielson
                                Richard Erickson
                                W. Scott Jardine
                                  Mark Bradley





                        CODE OF ETHICS DISTRIBUTION LIST
                               INVESTMENT PERSONS



                                 James A. Bowen
                                  Roger Testin
                                  Robert Carey
                                    Sue Brix
                              Robert W. Bredemeier